GUARANTY

      THIS GUARANTY ("GUARANTY"), dated as of January 14, 2005, is made by VITRO CO INCORPORATED, a Nevada corporation ("GUARANTOR"), in favor of VITROBIRTH, LLC, a Delaware limited liability company ("LENDER").

                                    RECITALS:

      A. The Lender and Vitrotech Corporation, a Nevada corporation (the "BORROWER"), have entered into a Note and Warrant Purchase Agreement, dated as of the date hereof (the "PURCHASE AGREEMENT"), pursuant to which the Lender has agreed to loan up to $3,000,000 to the Borrower on the terms and subject to the conditions of the Purchase Agreement ("LOAN"). On the terms and subject to the conditions of the Purchase Agreement, the Loan advances will be evidenced by one or more secured, convertible promissory notes made by the Borrower in favor of the Lender (the "NOTES") as more fully set forth in the Purchase Agreement.

      B. The Borrower owns 100% of the issued and outstanding capital stock of the Guarantor and substantially all of the Loan proceeds will be contributed to, or otherwise used for the sole and exclusive benefit of the Guarantor.

      C. To induce the Lender to enter into the Purchase Agreement and to make the Loan, the Guarantor has agreed to execute and deliver to the Lender this Guaranty to be secured by a first priority security interest in and to all of Guarantor's personal property pursuant to that certain Subsidiary Security Agreement (the "SECURITY AGREEMENT"), dated as of the date hereof, and the Guarantor agrees that the Loan (or any part thereof) made by the Lender to the Guarantor constitutes reasonably equivalent value to the Guarantor in consideration for the execution of this Guaranty and the Security Agreement.

                                    AGREEMENT

      ACCORDINGLY, in consideration of the forgoing recitals, and for other valuable consideration, the receipt and sufficiency of which Guarantor acknowledges, Guarantor agrees as follows:

      1. GUARANTY.

            1.1 Guaranty of Obligations. Guarantor unconditionally, absolutely and irrevocably guarantees and promises to pay to Lender, or order, on demand, in lawful money of the United States of America and in immediately available funds, any and all indebtedness and obligations of Borrower to Lender under the Purchase Agreement and all Notes (collectively, the "GUARANTEED OBLIGATIONS"). The term "GUARANTEED OBLIGATIONS" is used herein in its most comprehensive sense and includes any and all debts, obligations and liabilities of Borrower to Lender (including, without limitation, any and all attorneys' fees, expenses, costs, premiums, charges and accrued and unpaid interest, including interest that, but for the filing of a petitions in bankruptcy, would have accrued on the Guaranteed Obligations) now existing or hereafter incurred or created, whether voluntary or involuntary, and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether Borrower may be liable individually or jointly with others, whether recovery upon such indebtedness may be or hereafter become barred by any statute of limitations or whether such indebtedness may be or hereafter become otherwise unenforceable, and includes Borrower's prompt, full and faithful performance, observance and discharge of each an every term, condition, agreement, representation, warranty, undertaking and provision to be performed by Borrower, as applicable, under the Purchase Agreement or any Note or otherwise. Guarantor agrees that this Guaranty constitutes a guaranty of payment when due and not of collection.

            1.2 Continuing Guaranty. This Guaranty is a continuing guaranty of the Guaranteed Obligations, including any and all Guaranteed Obligations which are renewed, extended, compromised, refinanced or restructured from time to time. This Guaranty shall remain effective until the Guaranteed Obligations have been fully paid, performed and discharged as provided in Section 7 and Lender has given written notice of that fact to Guarantor.

            1.3 Independent Obligations. Guarantor agrees that Guarantor is directly and primarily liable to Lender, that Guarantor's obligations hereunder are independent of the Guaranteed Obligations and that a separate action or actions may be brought and prosecuted against Guarantor, whether action is brought against Borrower or whether Borrower is joined in any such action or actions. Guarantor agrees that any releases which may be given by Lender to Borrower or any other guarantor or endorser shall not release Guarantor from this Guaranty.

      2. INDEMNITY.

            2.1 Indemnity. In addition to the payment of expenses pursuant to
Section 9.1, Guarantor agrees to indemnify, defend, exonerate, pay and hold Lender and the members, managers, directors, officers, employees and agents of Lender (the "INDEMNITIES") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, causes of action, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel to Lender and expert witness fees and disbursements) for such Indemnities in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto, that may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of or in connection with this Guaranty (the "INDEMNIFIED LIABILITIES"). Notwithstanding the foregoing, the Indemnified Liabilities shall not include liabilities, obligations, losses, damages, penalties, actions, causes of action, judgments, suits, claims, costs, expenses and disbursements to the extent caused by or resulting from the willful misconduct or gross negligence of such Indemnitee.

            2.2 Notice. Each Indemnitee will promptly notify Guarantor of each event of which it has knowledge that may give rise to a claim under this Section 2.

            2.3 Defense of Actions. If any investigative, judicial or administrative proceeding arising in connection with any of the Indemnified Liabilities is brought against any Indemnitee indemnified or intended to be indemnified pursuant to this Section 2, Guarantor, to the extent and in the manner directed by the Indemnitee or intended Indemnitee, will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by Guarantor (which counsel shall be satisfactory to the Indemnitee or intended Indemnitee). Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Guarantor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under the applicable law.

      3. CONSENTS BY GUARANTOR.

            3.1 Consents. Guarantor hereby authorizes Lender, without notice or demand, and without affecting Guarantor's liability hereunder, from time to time to:


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

                  (a) Changes in Terms. Renew, compromise, extend, refinance, accept partial payments, accelerate or restructure the Guaranteed Obligations or otherwise change the time for payment or the terms of any of the Guaranteed Obligations, or any part thereof, including, without limitation, increasing or decreasing the rate of interest thereof;

                  (b) Amendment of LLC Agreement. Waive, amend, rescind, modify or fail to enforce any of the terms or provisions of the Guaranteed Obligations or any agreement or document executed in connection therewith;

                  (c) Liquidation of Guaranteed Obligations. Settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations, or any part thereof, and any security or collateral therefor in any manner as Lender may determine in Lender's sole discretion;

                  (d) Collateral. Take and hold collateral to secure the payment or performance of the Guaranteed Obligations; exchange, enforce, waive and release any such collateral; and apply such collateral and direct the order or manner of sale thereof as Lender in its sole discretion may determine;

                  (e) Releases. Settle, release, compromise with or substitute any one or more endorser(s), guarantor(s), or other obligors of this Guaranty or the Guaranteed Obligations; and

                  (f) Assignment. Assign this Guaranty in whole or in part and Lender's rights hereunder to anyone at any time.

            3.2 Non-Release of Guarantor. Guarantor agrees that Lender may do any or all of the foregoing in such manner, upon such terms, and at such times as Lender, in Lender's sole discretion, deems advisable, without, in any way or respect, impairing, affecting, reducing or releasing Guarantor from Guarantor's undertakings hereunder, and Guarantor hereby consents to each and all of the foregoing acts, events and occurrences.

      4. WAIVERS.

            4.1 Defenses. Guarantor hereby waives any right to assert against Lender as a defense, counterclaim, set-off or crossclaim, any defense (legal or equitable), counterclaim, set-off or crossclaim which Guarantor may now or at any time hereafter have under applicable law, rule, arrangement or relationship against Borrower, Lender or any other party. Guarantor waives all defenses, counterclaims and set-offs of any kind or nature arising, directly or indirectly, from the present or future lack of sufficiency, validity or enforceability of the Purchase Agreement or any Note.

            4.2 Statute of Limitations. Guarantor hereby waives any statute of limitations affecting Guarantor's liability or obligations under this Guaranty or the enforcement of this Guaranty.

            4.3 Election of Remedies. Guarantor hereby waives any defense arising by reason of any claim or defense based upon an election of remedies by Lender, which in any manner impairs, affects, reduces, releases, destroys or extinguishes Guarantor's subrogation rights, rights to proceed against Borrower for reimbursement, or any other rights of Guarantor to proceed against any other person or security, including, but not limited to, any defense based upon the election of remedies by Lender under the provisions of Section 580(d) of the California Code of Civil Procedure, or any similar law of California or of any other state, or of the United States.


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

            4.4 Presentment, Demand and Notice. Guarantor hereby waives all presentments, demands for performance or payment, notices of nonperformance, protests, notices of protests, notices of dishonor, notices of default, notice of acceptance of this Guaranty, diligence, and notices of the existence, creation or incurrence of the Guaranteed Obligations or of new or additional Guaranteed Obligations incurred or created after the date of this Guaranty, and all other notices or formalities to which Guarantor may be entitled under applicable law.

            4.5 Remedies. As a condition to payment or performance by Guarantor under this Guaranty, Lender shall not be required to, and Guarantor hereby waives any and all rights to require Lender to, prosecute or seek to enforce any remedies against Borrower or any other party liable to Lender, including without limitation any other guarantor, on account of the Guaranteed Obligations or to require Lender to seek to enforce or resort to any remedies with respect to any security interests, liens or encumbrances granted to Borrower by Lender or any other party on account of the Guaranteed Obligations.

            4.6 Subrogation Rights. No Guarantor shall have any right of subrogation, reimbursement, exoneration, indemnification, contribution or any other rights that would result in Guarantor being deemed a lender of Borrower under the federal Bankruptcy Code or any other law. Guarantor irrevocably waives all such rights, the right to assert any such rights and any right to enforce any remedy which Guarantor now or may hereafter have against Borrower or any other guarantor, and hereby irrevocably waives any benefit of and any right to participate in, any security now or hereafter held by Guarantor, whether any of the foregoing rights arise in equity, at law or by contract.

            4.7 Bankruptcy Code Provisions. Guarantor waives, to the fullest extent permitted by law: (i) any defense arising as a result of Lender's election of the application of United States Bankruptcy Code section 1111(b)(2) in any proceeding instituted under the Bankruptcy Code; and (ii) any defense based on any borrowing or grant of a security interest under United States Bankruptcy Code section 364.

            4.8 Civil Code Provisions. Guarantor waives, to the fullest extent permitted by law, all rights and benefits: (i) under California Civil Code section 2809, which provides that a guarantor's obligations shall not exceed nor be more burdensome than the principal obligation; and (ii) without limiting the generality of the foregoing or any other provision of this Guaranty, under California Civil Code sections 2810, 2815, 2819, 2839, 2845, 2847-2849, 2850,
2899, 3433 and 1432, to the extent such provisions, or any of them, have any application to this Guaranty or to Guarantor.

            4.9 Reasonableness and Effect of Waivers. Guarantor acknowledges that it has discussed with legal counsel the effect of the above waivers on the rights and remedies that Guarantor might otherwise have, and that the waivers are reasonable and not contrary to public policy or law. If any of the waivers are determined, however, to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

      5. SUBORDINATION. Any and all present and future debts and obligations of Borrower to Guarantor are hereby postponed in favor of and subordinated to the full payment and performance of the Guaranteed Obligations. Any instruments now or hereafter evidencing any indebtedness of Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and, if Lender so requests, shall be delivered to Lender. Upon the liquidation, bankruptcy, or distribution of any of Borrower's assets, Guarantor shall assign to Lender all of Guarantor's claims on account of such indebtedness so that Lender shall receive all dividends and payments on such indebtedness until payment in full of the Guaranteed Obligations. This Section 5 shall constitute such an assignment if Guarantor fails to execute and deliver such an assignment. All monies or other property of Guarantor at any time in


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

Lender's possession may be held by Lender as security for any and all obligations of Guarantor to Lender, now existing or hereafter arising, whether absolute or contingent, whether due or to become due, and whether under this Guaranty or otherwise. Guarantor also agrees that Lender's books and records showing the account between Lender and Borrower shall be admissible in any action or proceeding and shall be binding upon Guarantor for the purpose of establishing the terms set forth therein and shall constitute prima facie proof thereof.

      If Lender requests, any indebtedness of Borrower now or later owed to Guarantor shall be collected, enforced and received by Guarantor as trustee for Lender and paid over to Lender on account of the Guaranteed Obligations, without affecting Guarantor's liability under this Guaranty.

      6. FINANCIAL CONDITION OF BORROWER. Guarantor is presently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations. Guarantor hereby covenants that Guarantor will continue to keep itself informed of Borrower's financial condition and of all other circumstances which bear upon risk of nonpayment or nonperformance. Guarantor hereby waives Guarantor's right, if any, to require, and Lender is relieved of any obligation or duty to disclose to Guarantor, any information which Lender may now or hereafter acquire concerning such condition or circumstances.

      7. TERMINATION OF GUARANTY. Guarantor's obligations under this Guaranty shall continue in full force and effect and this Guaranty shall not terminate until the Guaranteed Obligations are fully paid, performed and discharged and Lender gives Guarantor written notice of that fact. The Guaranteed Obligations shall not be considered fully paid, performed and discharged unless and until all payments by Borrower to Lender are no longer subject to any right on the part of any person whomsoever, including, but not limited to, Borrower, Borrower as Borrower-in-possession, or any trustee or receiver in bankruptcy, to set aside such payments or seek to recoup the amount of such payments, or any part thereof. The foregoing shall include, by the way of example and not by way of limitation, all rights to recover preferences voidable under Title 11 of the United States Code. In the event that any such payments by Guarantor to Lender are set aside after the making thereof, in whole or in part, or settled without litigation, to the extent of such settlement, all of which is within Lender's discretion, Guarantor shall be liable joint and severally for the full amount Lender is required to repay plus costs, interest, attorney's fees and any and all expenses which Lender paid or incurred in connection therewith.

      8. REPRESENTATION AND WARRANTIES. Guarantor represents and warrants to Lender that the following statements are true, correct and complete as of the date of this Guaranty:

                  (a) Organization and Powers. Guarantor is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation. Guarantor has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and to execute, deliver, and perform this Guaranty and the Security Agreement.

                  (b) Good Standing. Guarantor has made all filings and is in good standing in the jurisdiction of its incorporation, and in each other jurisdiction in which the character of the property it owns or the nature of the business it transacts makes such filings necessary or where the failure to make such filings could have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of Guarantor.

                  (c) Authorization. Guarantor's execution, delivery and performance of this Guaranty and the Security Agreement have been duly authorized by all necessary action. This Guaranty and the Security Agreement have been duly executed and delivered by Guarantor and constitute legal, valid and binding obligations of Guarantor enforceable in accordance with their terms.


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

                  (d) No Conflict. Neither the execution and delivery of this Guaranty (or the Security Agreement) nor the fulfillment of or compliance with the terms and conditions of this Guaranty (or the Security Agreement) conflicts with or shall result in a breach of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Guarantor or any agreement or instrument to which Guarantor is now a party or by which it is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets or Guarantor under the terms of any instrument or agreement or violates any provision of law or any order of any court or other agency of government.

                  (e) No Actions or Proceedings. There is no pending or threatened suit or proceeding affecting Guarantor before any court, governmental agency, or arbitrator which might affect the enforceability of this Guaranty, the Security Agreement, or the business, operations, assets or condition of Guarantor.

                  (f) Adequate Consideration. The consideration given or provided, or to be given or provided, by Lender in connection with this Guaranty is adequate and satisfactory in all respects to support this Guaranty, the Security Agreement, and the business, operations, assets or conditions of the Guarantor and Guarantor's obligations hereunder and thereunder.

                  (g) Borrower Authority. Guarantor has copies of, and is fully familiar with, every document executed or delivered to Lender by Borrower, and represents and warrants that all necessary action, whether corporate or otherwise, has been taken by Borrower to authorize Borrower to execute those documents and to engage in the transactions described in them.

      9. MISCELLANEOUS.

            9.1 Expenses. Guarantor agrees to pay all attorneys' fees and all other costs and out-of-pocket expenses which may be incurred by Lender in the enforcement or collection of this Guaranty and the Guaranteed Obligations, whether or not suit is filed.

            9.2 Interest. All amounts required to be paid to Lender by Guarantor pursuant to the provisions of this Guaranty (including, without limitation, pursuant to Sections 2 and 9.1 hereof) shall bear interest from and including the date upon which such amounts are due, to and excluding the date of payment thereof, at the maximum rate permitted by law. All payments of such amounts by Guarantor shall include any such accrued interest.

            9.3 Headings. The section and other headings contained in this Guaranty are for reference purposes only and shall not affect in any way the meaning or interpretation of this Guaranty. As used herein, the singular and plural number and the masculine, feminine and neuter gender shall be deemed to include the others whenever the context so requires.

            9.4 Governing Law. The validity, construction and performance of this Guaranty shall be governed by the laws of the State of California, without regard to the laws as to choice or conflict of laws.

            9.5 Interpretation. The language in all parts of this Guaranty, in all cases, shall be construed in accordance with the fair meaning of that language as if that language were prepared by all parties and not strictly for or against any party.


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

            9.6 Entire Agreement. This Guaranty embodies the entire agreement and understanding between the parties pertaining to the subject matter of this Guaranty, and supersedes all prior agreements, understandings, negotiations, representations and discussions, whether verbal or written, of the parties, pertaining to that subject matter.

            9.7 Assignment. Neither this Guaranty nor any rights under this Guaranty may be assigned by Guarantor without the prior written consent of Lender.

            9.8 Binding Effect. The provisions of this Guaranty shall bind and inure to the benefit of Guarantor, Lender and their respective successors and permitted assigns.

            9.9 Parties in Interest. Nothing in this Guaranty, expressed or implied, is intended to confer on any person or entity other than the respective Guarantor and Lender any right or remedy under or by reason of this Guaranty. The obligations of Guarantor under this Guaranty shall be joint and several.

            9.10 Notices. All notices required or permitted by this Guaranty shall be in writing or by telex or facsimile transmission and shall be deemed to have been duly given (i) on the date of service if delivered in person or by telex or facsimile transmission (with the telex or facsimile confirmation of transmission receipt acting as confirmation of service when sent and provided telexed or telecopied notices are also mailed by first class, certified or registered mail, postage prepaid); or (ii) seventy-two (72) hours after mailing by first class, registered or certified mail, postage prepaid, and properly addressed to the addresses specified below or at such other address as the party affected may designate in a written notice to such other party in compliance with this Section 9.10.

         Guarantor:     VitroCo Incorporated
                        c/o Glenn Easterbrook, CEO
                        5 Hutton Centre Dr., Suite 700
                        Santa Ana, CA 92707
                        Facsimile: (714) 708-4701

         Lender:        Vitrobirth, LLC
                        c/o Tony Namvar
                        12121 Wilshire Blvd., Suite 1400
                        Los Angeles, CA 90025
                        Facsimile: (310) 873-9506

            9.11 Amendment and Waiver. This Guaranty may be amended, modified or supplemented only by a writing executed by the Guarantor against whom enforcement is sought and the Lender. Any party may in writing waive any provision of this Guaranty to the extent such provision is for the benefit of the waiving party. No action taken pursuant to this Guaranty, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by that party of its or any other party's compliance with any representations or warranties or with any provisions of this Guaranty. No waiver by any party of a breach of any provision of this Guaranty shall be construed as a waiver of any subsequent or different breach, and no forbearance or delay by a party to seek a remedy for noncompliance or breach by another party shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach. All Lender's right's hereunder are cumulative and not exclusive.


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

            9.12 Venue, Jurisdiction and Process. Any suit, action or proceeding arising out of or relating to this Guaranty, or the interpretation, performance or breach of this Guaranty, shall be instituted in any court of the State of California located in Los Angeles County, and Guarantor irrevocably submits to the jurisdiction of those courts and waives any and all objections to jurisdiction or venue that Guarantor may have under the laws of the State of California or otherwise in those courts in any such suit, action or proceeding. Guarantor expressly consents that any service of process may be made upon Guarantor wherever Guarantor may be located or by certified mail, directed to Guarantor at Guarantor's address as set forth in this Guaranty.

            9.13 Prompt Action. Time is of the essence with respect to each provision of this Guaranty.

            9.14 Severability. The invalidity or unenforceability of any particular provision of this Guaranty shall not affect the other provisions, and this Guaranty shall be construed in all respects as if any invalid or unenforceable provision were omitted.

            9.15 Further Action. Guarantor agrees to perform any further acts and to execute and deliver any other documents which may be reasonably necessary to effect the provisions of the Guaranty.

            9.16 Survival of Representations and Warranties. All representations and warranties of Guarantor contained in this Guaranty shall survive the execution and delivery of this Guaranty and shall continue until all Guaranteed Obligations have been fully paid, performed and discharged in full.

            9.17 Remedies Cumulative. The remedies under this Guaranty are cumulative and shall not exclude any other remedies to which Lender may be lawfully entitled.

            9.18 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GUARANTOR WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY GUARANTOR OR CREDITOR ON ANY MATTER WHATSOEVER ARISING FROM OR RELATED TO THIS GUARANTY.

      IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first written above.

                                       GUARANTOR:

                                       VitroCo Incorporated,
                                       a Nevada corporation


                                          By:/s/ Glenn Easterbrook
                                             -----------------------------------
                                             Glenn Easterbrook, CEO


Accepted:

Vitrobirth, LLC,
A Delaware limited liability company


By:/s/ Tony Namvar
   ----------------------------------
    Tony Namvar, Manager

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